Exhibit (e)(11)

SCHEDULE A*

to the

UNDERWRITING AGREEMENT

Ivy Funds VIP Asset Strategy

Ivy Funds VIP Balanced

Ivy Funds VIP Bond

Ivy Funds VIP Core Equity

Ivy Funds VIP Dividend Opportunities

Ivy Funds VIP Energy

Ivy Funds VIP Global Bond

Ivy Funds VIP Global Growth

Ivy Funds VIP Global Natural Resources

Ivy Funds VIP Growth

Ivy Funds VIP High Income

Ivy Funds VIP International Core Equity

Ivy Funds VIP Limited-Term Bond

Ivy Funds VIP Micro Cap Growth

Ivy Funds VIP Mid Cap Growth

Ivy Funds VIP Money Market

Ivy Funds VIP Pathfinder Aggressive

Ivy Funds VIP Pathfinder Conservative

Ivy Funds VIP Pathfinder Moderate

Ivy Funds VIP Moderately – Managed Volatility

Ivy Funds VIP Pathfinder Moderately Aggressive

Ivy Funds VIP Moderately Aggressive – Managed Volatility

Ivy Funds VIP Pathfinder Moderately Conservative

Ivy Funds VIP Moderately Conservative – Managed Volatility

Ivy Funds VIP Real Estate Securities

Ivy Funds VIP Science and Technology

Ivy Funds VIP Small Cap Growth

Ivy Funds VIP Small Cap Value

Ivy Funds VIP Value

*The Trust has adopted a service plan pursuant to Rule 12b-1 under the 1940 Act for each Portfolio with the exception of the Money Market Portfolio.

Amended and Effective April 1, 2010 with merger of Ivy Funds VIP Mortgage Securities into Ivy Funds VIP Bond; Amended and Effective April 30, 2010 with name change of Ivy Funds VIP International Value to Ivy Funds VIP International Core Equity; Amended and Effective August 11, 2010, with addition of Ivy Funds VIP Global Bond and Ivy Funds VIP Limited-Term Bond Amended and Effective May 22, 2013 with respect to addition of Ivy Funds VIP Pathfinder Moderate – Managed Volatility, Ivy Funds VIP Pathfinder Moderately Aggressive – Managed Volatility and Ivy Funds VIP Pathfinder Moderately Conservative – Managed Volatility; Amended and effective January 1, 2015 with respect to name change for Ivy Funds VIP International Growth to Ivy Funds VIP Global Growth.